Press Release
For more information contact:
María Calero (787) 751-6640
Evelyn Vega (787) 777-4546

SANTANDER BANCORP DOUBLES EARNINGS PER SHARE FOR THE THIRD QUARTER OF 2004 VERSUS LAST YEAR'S SAME QUARTER

Earnings per common share (EPS) for the quarter ended September 30, 2004 amounted to $0.47 per share, an improvement of $0.25 compared to $0.22 for the same quarter in 2003, which more than doubles EPS for the same quarter of last year.

Net income for the quarter ended September 30, 2004 reached $21.9 million, an 89.5% improvement over the net income of $11.5 million reported for the third quarter of 2003.

Net income for the nine months ended September 30, 2004 amounted to $63.1 million, a 166.3% improvement over net income of $23.7 million for the nine months ended September 30, 2003.

Earnings per common share for the nine months ended September 30, 2004 amounted to $1.35 per share, a $0.92 improvement compared to $0.43 for the same period in 2003.

Net interest income1 for the third quarter of 2004 amounted to $61.0 million, an increase of 14.2% compared to $53.4 million for the same period in 2003. Net interest income1 for the nine month period ended September 30, 2004 reached $177.7 million, a 17.8% improvement over $150.8 million for the same period in 2003.

Annualized ROA and ROE for the third quarter of 2004 reached 1.10% and 17.14%, respectively, a significant improvement over annualized ROA and ROE of 0.67% and 7.93%, respectively, reported for the same period in 2003. Annualized ROA and ROE for the nine months ended September 30, 2004 were 1.12% and 17.21%, respectively compared to 0.48% and 5.11%, respectively for the same period in 2003.

Net loans, including loans held for sale, reached $5.2 billion as of September 30, 2004, reflecting an increase of 25.5% and 30.0% compared to net loans as of December 31 and September 30, 2003, respectively.

Total assets reached $8.0 billion as of September 30, 2004 reflecting an increase of 8.1% and 10.4% compared to total assets as of December 31 and September 30, 2003.

Non-performing loans to total loans improved to 1.84% as of September 30, 2004 from 2.33% as of December 31, 2003, a reduction of 49 basis points and a reduction of 77 basis points when compared to 2.61% as of September 30, 2003.

Customer Financial Assets Under Control reached $12.1 billion as of September 30, 2004, an increase of $1.4 billion compared to December 31, 2003.

SBP common stock price per share increased from $21.84 as of December 31, 2003 to $25.00 as of September 30, 2004, an increase of 14% or $147.4 million in market capitalization.

San Juan, Puerto Rico, October 28, 2004 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP), reported today its unaudited financial results for the quarter and nine month period ended September 30, 2004. The financial results for the third quarter of 2004 reflect a substantial improvement in net income, which reached $21.9 million, an 89.5% improvement over net income of $11.5 million reported during the third quarter of 2003. For the nine-month period ended September 30, 2004, net income amounted to $63.1 million, a significant increase of 166.3% over net income of $23.7 million for the nine months ended September 30, 2003.

For the quarter ended September 30, 2004, net income amounted to $21.9 million or $0.47 per common share compared to net income of $11.5 million or $0.22 per common share2 for the third quarter of 2003. This represents a $0.25 per common share increase which more than doubles earnings over last year's same quarter. Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 17.14% and 1.10%, respectively, for the quarter ended September 30, 2004, compared to 7.93% and 0.67%, respectively, for the third quarter of 2003. The Efficiency Ratio1 improved 566 basis points to 61.97% for the third quarter of 2004, compared to 67.63% reported during the third quarter of 2003. The improvement in the efficiency ratio during the third quarter of 2004, when compared to the same quarter of 2003, is a direct result of higher revenues and lower expenses.

Net income for the nine-month period ended September 30, 2004 reached $63.1 million or $1.35 per common share. This represents an increase of 166.3% over net income for the nine-month period ended September 30, 2003 of $23.7 million or $0.432 per common share. ROE and ROA were 17.21% and 1.12%, respectively for the nine month period ended September 30, 2004, an increase of 1,210 basis points in ROE and 64 basis points in ROA when compared to ROE and ROA of 5.11% and 0.48%, respectively for the nine month period ended September 30, 2003. The Efficiency Ratio1 for the nine-month period ended September 30, 2004 also reflected a significant improvement of 688 basis points reaching 64.65% compared to 71.53% for the nine-month period ended September 30, 2003.

The consolidated Balance Sheet and Income Statement Data for the quarter and nine-month period ended September 30, 2003, has been restated to give retroactive effect to the acquisition of Santander Securities Corporation by Santander BanCorp on December 30, 2003. The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect the 10% stock dividend declared by the Board of Directors on July 9, 2004.

Income Statement

The $10.3 million improvement in net income for the third quarter of 2004 compared to the same period in 2003 was principally due to an increase of $7.0 million in net interest income, a decrease of $1.9 million in the provision for loan losses, a $3.5 million decrease in operating expenses and a decrease in the provision for income tax of $0.9 million. These changes were partially offset by a decrease of $3.0 million in other income due primarily to decreases in gain on sale of loans and in broker-dealer, asset management and insurance fees.

The increase of $39.4 million or 166.3% in net income for the nine-month period ended September 30, 2004 compared to the same period in 2003 was principally due to an increase of $25.1 million in net interest income, a decrease in the provision for loan losses of $13.0 million, a decrease in operating expenses of $3.8 million and a decrease in the provision for income tax of $1.3 million. These changes were partially offset by a decrease of $3.8 million in other income due primarily to a decrease in gain on sale of loans.

For the quarter ended September 30, 2004, net interest income1 amounted to $61.0 million, an increase of 14.2% compared to $53.4 million for the third quarter in 2003. The improvement in net interest income1 was principally due to an increase in average interest earning assets of $1.1 billion or 17.2% and a decrease of 16 basis points in total cost of funds.

For the nine-month period ended September 30, 2004, net interest income1 amounted to $177.7 million, an increase of 17.8% compared to $150.8 million for the same period in 2003. This improvement was due to an increase in average interest earning assets of $998 million or 16.0% and a decrease in total cost of funds of 42 basis points.

The provision for loan losses reflected a decrease of $1.9 million or 21.7% from $9.0 million for the quarter ended September 30, 2003 to $7.0 million for the third quarter of 2004. Furthermore, for the nine-month period ended September 30, 2004, the reduction in the provision for loan losses was $13.0 million or 37.3% compared to the same period in 2003. The reduction in the provision for loan losses was due to a 9% decrease in non-performing loans, which are down to $96.8 million as of September 30, 2004 from $106.0 million as of September 30, 2003. A 26.7% reduction in net charge-offs from $28.3 million for the nine-months ended September 30, 2003 to $20.7 million for the same period in 2004 also had a favorable impact on the provision for loan losses. In addition to the improvement in non-performing loans, the reduction in the provision for loan losses is due to a significant decrease in the percentage of net consumer loan charge-offs during the first three quarters of 2004, resulting in a reduction in the loss ratios used by the Company in the determination of the provision for loan losses.

There was a decrease in other income of $3.0 million or 9.6% from $31.4 million for the quarter ended September 30, 2003 to $28.4 million for the quarter ended September 30, 2004. This reduction was principally due to decreases of $3.1 million in gain on sale of loans and $2.6 million in broker-dealer, asset management and insurance fees. These decreases were partially offset by a $2.5 million increase in gains on sale of securities.

For the nine months ended September 30, 2004, other income decreased $3.8 million compared to the same period in 2003. This decrease was the result of lower gain on sale of loans of $6.9 million that were only partially offset by increases of $1.4 million in fee income from the broker-dealer, asset management and insurance operations, $1.5 million on gain on sale of securities and $1.0 in bank service fees on deposit accounts and other gains and losses. The increase in other gains and losses resulted from the gain on sale of a building during the first quarter of 2004 and was partially offset by lower trading gains.

For the quarter ended September 30, 2004, the Efficiency Ratio1 improved 566 basis points to 61.97%, compared to 67.63% for the quarter ended September 30, 2003. This improvement was mainly a result of higher revenues (excluding gains on sales of securities) and a decrease of $3.5 million in operating expenses.

For the nine-month period ended September 30, 2004, the Efficiency Ratio1 improved 688 basis points to 64.65% from 71.53% for the same period in 2003. This improvement was a result of higher revenues

(excluding gains on sales of securities and a gain on the sale of a building during the first quarter of 2004) and a decrease of $3.8 million in operating expenses.

Operating expenses decreased $3.5 million or 6.1% from $57.4 million for the quarter ended September 30, 2003 to $53.9 million for the quarter ended September 30, 2004. This decrease was due primarily to a decrease in EDP servicing, amortization and technical services of $3.1 million due to lower servicing costs, a decrease of $1.0 million in collections and related legal costs as a result of in-sourcing of the collections function, a decrease of $0.7 million in repossessed assets provisions and expenses and a decrease in amortization of intangibles of $0.5 million. These decreases were partially offset by increases of $1.6 million in professional services, partly associated with the implementation of certain provisions of the Sarbanes-Oxley Act as well as other consulting services, and an increase of $1.2 million in advertising and promotion consistent with our strategy to increase market share and grow the volume of our business.

For the nine-month period ended September 30 2004, there was a decrease of $3.8 million or 2.3% in operating expenses compared to the same period in 2003. There was an increase in personnel expenses of $2.8 million due to higher salaries, in-sourcing of collection services and severance payments, partially offset by an increase in expenses deferred as loan origination costs. The increase in personnel costs was offset by a decrease in other operating expenses of $6.7 million. This decrease was primarily due to a decrease of $6.2 million or 21% in EDP servicing, amortization and technical services due to lower servicing costs. There were also decreases in amortization of intangibles of $2.8 million, repossessed assets provision and expenses of $2.0 million and collections and related legal costs of $2.4 million. These decreases were partially offset by increases in professional services of $4.0 million, business promotion of $2.2 million and other of $1.4 million.

Balance Sheet

Total assets as of September 30, 2004 increased by $0.6 billion or 8.1% to $8.0 billion compared to $7.4 billion as of December 31, 2003 and reflected an increase of $0.8 billion or 10.4% compared to $7.2 billion in total assets as of September 30, 2003. As of September 30, 2004, there was an increase of $1.1 billion and $1.2 billion in net loans, including loans held for sale (further explained below) compared to December 31 and September 30, 2003 balances, respectively. The increase in net loans at September 30, 2004 was partially offset by a decrease in investment securities of $599.2 million, a decrease of $11.2 million in premises and equipment due to the sale of a building with a book value of approximately $7.7 million, and normal depreciation for the period compared to December 31, 2003. There was also a decrease of $17.4 million in other assets due to a reduction in accounts receivable and net deferred tax assets.

As a result of management's efforts to increase market share, the net loan portfolio, including loans held for sale, reflected a $1.1 billion or 25.5% increase, reaching $5.2 billion at September 30, 2004, compared to the figures reported as of December 31, 2003. The mortgage loan portfolio grew $946.4 million or 64.8% during the third quarter of 2004 compared to the December 31, 2003 mortgage loan portfolio. There was a 12.2% increase in mortgage loan production for the nine month period ended September 30, 2004 compared to the same period in 2003. The commercial loan portfolio (including construction loans) and the consumer loan portfolio also reflected increases of $66.9 million or 2.9% and $43.7 million or 10.8%, respectively as of September 30, 2004 compared to December 31, 2003.

Deposits at September 30, 2004 reflected an increase of $374.0 million or 9.03% compared to deposits of $4.1 billion as of December 31, 2003, and an increase of $825.8 million or 22.4% compared to deposits of $3.7 billion as of September 30, 2003. This increase was also in line with Company's objective of increasing its market share. Total borrowings (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, term and capital notes) increased $168.2 million compared to borrowings at December 31, 2003.

Financial Strength

Non-performing loans to total loans as of September 30, 2004 amounted to 1.84%, a 49 basis point improvement over the reported 2.33% as of December 31, 2003 and a 77 basis point improvement over the reported 2.61% as of September 30, 2003. Non-performing loans at September 30, 2004 amounted to $96.8 million, a 1.6% improvement compared to $98.4 million as of December 31, 2003 and an 8.7% improvement compared to $106.0 million as of September 30, 2003. There had been an improving trend in this indicator during 2003, which further continued through the third quarter of 2004.

The annualized ratio of net charge-offs to average loans for the quarter ended September 30, 2004 improved 38 basis points to 0.27% from 0.65% reported for the quarter ended September 30, 2003. For the third quarter of 2004 there was a decrease in net charge-offs of $3.2 million compared to the third quarter of 2003. Net charge-offs for the nine-month period ended September 30, 2004 decreased $7.5 million, or 26.7%, compared to the same period in 2003. The annualized ratio of net charge-offs to average loans for the nine months ended September 30, 2004 improved 35 basis points to 0.60% from 0.95% for the same period in 2003. The Company is committed and has directed its efforts to continue improving this ratio.

The allowance for loan losses represents 1.34% of total loans as of September 30, 2004, a 33 basis point reduction over the 1.67% reported as of December 31, 2003. The allowance for loan losses to total non-performing loans at September 30, 2004 reached 73.05% compared to 71.74% at December 31, 2003 and 60.78% at September 30, 2003. Excluding non-performing mortgage loans (for which the Company has historically had a minimal loss experience) this ratio is 153.8% compared to 152.8% and 133.5% as of December 31 and September 30, 2003, respectively.

As of September 30, 2004, total capital to risk-adjusted assets (BIS ratio) reached 10.87% and Tier I capital to risk-adjusted assets and leverage ratios were 9.32% and 6.13%, respectively.

Customer Financial Assets Under Control

Santander BanCorp is a client-focused organization that seeks to earn the trust of customers to manage their financial assets. As of September 30, 2004, the Company had over $12.1 billion in Customer Financial Assets Under Control, which represents a $1.4 billion increase over balances as of December 31, 2003. This is a significant part of the financial assets of Puerto Rico households and reflects the Company's strong positioning in its primary market. Customer Financial Assets Under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management. The growth in customer financial assets and the stability of customer deposits is a strong indication of the Company's successful efforts to regain market share and reposition itself as a leading provider of financial services.

Shareholder Value

On July 9, 2004 the Board of Directors declared a 10% stock dividend to all shareholders of record as of July 20, 2004. The common stock dividend was distributed on August 3, 2004. Cash was paid in lieu of fractional shares. The earnings per share computations for all periods presented in the accompanying financial information have been adjusted retroactively to reflect this stock dividend.

During the third quarter of 2004, the Company's common stock price per share increased from $21.84 (after adjustment for the stock dividend) to $25.00, representing a $147.4 million increase in aggregate shareholder value.

During the third quarter of 2004, Santander BanCorp declared a cash dividend of 11 cents per common share to its shareholders of record as of September 10, 2004, payable on October 1, 2004, resulting in an annualized dividend yield of 1.76%.

There were no stock repurchases during the last three quarters of 2003 and the first three quarters of 2004 under the Stock Repurchase Program. As of September 30, 2004, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has three wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 27 years. It offers a full array of services through 65 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,600 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Grupo Santander (SAN.MC, STD.N) is the largest financial group in Spain and Latin America, and the second largest bank in the Euro Zone by market capitalization, as of 12.31.03. Founded in 1857, it has forged important business initiatives, including a 15-year old alliance with The Royal Bank of Scotland, ownership of the third largest banking group in Portugal and a leading consumer finance franchise in Germany, Italy and seven other European countries.

Grupo Santander maintains a leading position in Latin America, with 4,052 offices in ten countries, serving more than 12 million individual clients and approximately half a million small and medium sized companies, managing over $115 billion in business (on & off-balance sheet). In 2003, Santander recorded $1.49 billion in net attributable profits in Latin America, an increase of over 14%.

Expected date for reporting 2004 fourth quarter and year-end financial results

Fourth quarter and year-end results - January 27, 2005

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

1 On a tax equivalent basis.

2 After giving retroactive effect for the 10% stock dividend on July 9, 2004.